EXHIBIT 10.5
SWING LINE NOTE

$8,500,000.00                                        April 12, 2018

FOR VALUE RECEIVED, the undersigned, ZAGG INC, a Delaware corporation (the “Borrower”), promises to pay to the order of KEYBANK NATIONAL ASSOCIATION (the “Swing Line Lender”) at the main office of KEYBANK NATIONAL ASSOCIATION, as the Administrative Agent, as hereinafter defined, 127 Public Square, Cleveland, Ohio 44114-1306 the principal sum of

EIGHT MILLION FIVE HUNDRED THOUSAND AND 00/100 ............................... DOLLARS

or the aggregate unpaid principal amount of all Swing Loans, as defined in the Credit Agreement (as hereinafter defined), made by the Swing Line Lender to the Borrower pursuant to Section 2.2(c) of the Credit Agreement, whichever is less, in lawful money of the United States of America on the earlier of the last day of the Commitment Period, as defined in the Credit Agreement, or, with respect to each Swing Loan, the Swing Loan Maturity Date applicable thereto.

As used herein, “Credit Agreement” means the Amended and Restated Credit and Security Agreement dated as of April 12, 2018, among the Borrower, the Lenders, as defined therein, and KeyBank National Association, as the administrative agent for the Lenders (the “Administrative Agent”), as the same may from time to time be amended, restated or otherwise modified. Each capitalized term used herein that is defined in the Credit Agreement and not otherwise defined herein shall have the meaning ascribed to it in the Credit Agreement.

The Borrower also promises to pay interest on the unpaid principal amount of each Swing Loan from time to time outstanding, from the date of such Swing Loan until the payment in full thereof, at the rates per annum that shall be determined in accordance with the provisions of Section 2.3(b) of the Credit Agreement. Such interest shall be payable on each date provided for in such Section 2.3(b); provided that interest on any principal portion that is not paid when due shall be payable on demand.

The principal sum hereof from time to time, and the payments of principal and interest thereon, shall be shown on the records of the Swing Line Lender by such method as the Swing Line Lender may generally employ; provided that failure to make any such entry shall in no way detract from the obligations of the Borrower under this Note or the Credit Agreement.

This Note is the Swing Line Note referred to in the Credit Agreement and is entitled to the benefits thereof. Reference is made to the Credit Agreement for a description of the right of the undersigned to anticipate payments hereof, the right of the holder hereof to declare this Note due prior to its stated maturity, and other terms and conditions upon which this Note is issued.

Except as expressly provided in the Credit Agreement, the Borrower expressly waives presentment, demand, protest and notice of any kind. This Note shall be governed by and construed in accordance with the laws of the State of New York.

JURY TRIAL WAIVER. THE BORROWER, TO THE EXTENT PERMITTED BY LAW, HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG THE BORROWER, THE ADMINISTRATIVE AGENT AND THE LENDERS, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS NOTE OR ANY OTHER NOTE OR INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO.

ZAGG INC

/s/ CHRIS AHERN
Chris Ahern
Chief Executive Officer